UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 22, 2025

Date of Report (Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BALL	NYSE

Ball Corporation

Current Report on Form 8-K

Dated May 22, 2025

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;   Compensatory Arrangements of Certain Officers.

(b)Departure of Chief Financial Officer.

On May 22, 2025, Ball Corporation (the “Company”) announced that Howard Yu, the Company’s Chief Financial Officer, will be stepping down from his role effective June 30, 2025 pursuant to a mutual agreement.

The Company and Howard Yu have entered into an agreement under which Mr. Yu will receive severance benefits consistent with the Company’s previously disclosed executive severance policy. Additionally, Mr. Yu’s outstanding time-based new hire restricted stock unit (“RSU”) award granted upon hire will continue to vest on its existing schedule, subject to the terms and conditions of the applicable equity plan and award agreement. This decision reflects the new-hire RSU award that was granted in recognition of awards which Mr. Yu forfeited when he left his prior employer to join the Company. Mr. Yu’s performance-based RSU and long-term cash awards granted in 2024 will continue to vest on a time pro-rated basis and subject to performance to ensure a seamless transition given his contributions during the performance period.

The Company appreciates Mr. Yu’s contributions during his tenure and wishes him the best in his future endeavors. The departure is not related to any disagreement with the Company on any matter relating to its accounting practices, financial statements, internal controls, or operations.

The foregoing summary of Mr. Yu’s benefits do not purport to be complete and will be filed as an Exhibit to the Company’s 10-Q.

(c)Appointment of Chief Financial Officer.

The Company has appointed Daniel Rabbitt, 56, as interim Chief Financial Officer until a permanent successor is named and will update the market as appropriate.

Mr. Rabbitt currently serves as Senior Vice President for the Company where he oversees the Corporate Planning & Development function, a role he has held since 2016.  During his tenure with the Company, he has successfully closed a number of strategic transactions. Most of his Ball career has been in executive management roles, working closely with Ball’s Chief Executive Officer and its Board of Directors. Prior to joining Ball, he was Chief Financial Officer and Co-Founder of Mountain Union Telecom, LLC.

There is no arrangement or understanding between Mr. Rabbitt and any other person pursuant to which Mr. Rabbitt was appointed as interim Chief Financial Officer of the Company. There is no family relationship between Mr. Rabbitt and any member of the Board of Directors or any executive officer of the Company, and there are no transactions between the Company and Mr. Rabbitt that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure.

Also on May 22, 2025, the Company issued a press release announcing Mr. Yu’s departure and Mr. Rabbit’s appointment.  A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1	Ball Corporation Press Release dated May 22, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Ball Corporation

Form 8-K

May 22, 2025

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated May 22, 2025	99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Hannah Lim-Johnson
Hannah Lim-Johnson
Title: Senior Vice President and Chief Legal Officer

Date: May 22, 2025